Exhibit 23.1

Consent of Independent Certified Public Accounting Firm

The Board of Directors
Catamaran Corporation
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187011) and Form S-8 (Nos. 333-182598, 333-182569, 333-174671, 333-164021, 333-159733, 333-145450, 333-145449 and 333-136402) of Catamaran Corporation of our report dated March 28, 2013, relating to the financial statements of Restat, LLC which appear in this Current Report on Form 8K of Catamaran Corporation filed with the SEC on March 6, 2014.

/s/ BDO USA, LLP
Milwaukee, Wisconsin

March 6, 2014